UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): May 15, 2009
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
SIGNATURES

Item 3.03 Material Modification to Rights of Security Holders.
     (a) On May 15, 2009, Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as Rights Agent entered into Amendment No. 3 (“Amendment No. 3”) to the Rights Agreement by and between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of November 2, 1994, as amended by Amendment No. 1 to the Rights Agreement, dated as of October 5, 2004 (“Amendment No. 1”) and Amendment No. 2 to the Rights Agreement, dated as of June 5, 2008 (“Amendment No. 2,” and as so amended, the “Rights Agreement”).
          Amendment No. 3 amends the Rights Agreement to exempt an “Institutional Investor” owning less than 30% of the Company’s then-outstanding Common Stock from being an “Acquiring Person” under the Rights Agreement. Except to the extent expressly modified by Amendment No. 3, the Rights Agreement, as previously amended by Amendments No. 1 and No. 2, remains in full force and effect in all respects.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2009	VALEANT PHARMACEUTICALS INTERNATIONAL
	By:	/s/ Steve T. Min
		Name:	Steve T. Min
		Title:	Executive Vice President and General Counsel

3